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                                                                     EXHIBIT 5.2

                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                                                  March 11, 2004

Amkor Technology
1345 Enterprise Drive
West Chester, PA 19380

          RE: REGISTRATION STATEMENT ON FORM S-8 -- 1998 EMPLOYEE STOCK PURCHASE PLAN, 1998 STOCK PLAN, 2003 NONSTATUTORY INDUCEMENT GRANT STOCK PLAN AND 401K PLAN

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Amkor Technology, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about March 11, 2004 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (a) an aggregate of 999,827 additional shares (the "ESPP Shares") of your Common Stock reserved for issuance pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan"); (b) an aggregate of 4,981,498 additional shares (the "Plan Shares") of your Common Stock reserved for issuance pursuant to the Company's 1998 Stock Plan (the "Plan"); (c) an aggregate of 471,500 shares (the "2003 Plan Shares") of your Common Stock for issuance pursuant to the Company's 2003 Nonstatutory Inducement Grant Stock Plan (the "2003 Plan") and (d) an aggregate of 1,000,000 shares (the "401K Plan Shares") of your Common Stock for issuance pursuant to the Company's 401K Plan (the "401K Plan"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the ESPP Shares, the Plan Shares, the 2003 Plan Shares and the 401K Plan Shares by the Company under the Purchase Plan, the Plan, the 2003 Plan and the 401K Plan, respectively.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the ESPP Shares pursuant to the Registration Statement, and assuming that the ESPP Shares are issued in accordance with the provisions of the Purchase Plan, the ESPP Shares will be legally and validly issued, fully paid and nonassessable. Further, it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Plan Shares pursuant to the Registration Statement, and assuming that the Plan Shares are issued in accordance with the provisions of the Plan, the Plan Shares will be legally and validly issued, fully paid and nonassessable. Further, it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the 2003 Plan Shares pursuant to the Registration Statement, and assuming that the 2003 Plan Shares are issued in accordance with the provisions of the 2003 Plan, the 2003 Plan Shares will be legally and validly issued, fully paid and nonassessable. Further, it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the 401K Plan Shares pursuant to the Registration Statement, and assuming that the 401K Plan Shares are issued in accordance with the provisions of the 401K Plan, the 401K Plan Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                            Very truly yours,

                                            /s/ Wilson Sonsini Goodrich & Rosati

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation